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                                                                   EXHIBIT 10.3


[ILLEGIBLE]
Order No. 1999-16269 RB
Escrow No. 1999-16269 TD


                      DEED OF TRUST AND SECURITY AGREEMENT
                           AND TO SECURE PERFORMANCE

THE STATE OF NEVADA             )
                                )  SS.      KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF WASHOE                )

         That the undersigned, FITZGERALDS RENO, INC., a Nevada corporation, hereinafter called "Grantors" (whether one or more), whose address for notice hereunder 300 E. Second Street, Suite 1500, Reno, Nevada 89501, of Washoe County, Nevada in consideration of TEN AND NO/100 DOLLARS ($10.00) cash in hand paid by John R. Jones, hereinafter called "Trustee," whose address for notice is 1301 McKinney, Suite 3550, Houston, Texas 77010, the receipt of which payment is hereby acknowledged and confessed, and of the debt and trust hereinafter mentioned, have Granted, Bargained, Sold and Conveyed, and by these presents do Grant, Bargain, Sell and Convey unto Trustee, and unto the successor or substitute Trustee hereinafter provided, with the power of sale the following property situated in Washoe County, Nevada:

         The "Leasehold Estate" created by that certain Ground Lease dated March 1, 1978 between Southern Pacific Transportation Company, a Delaware corporation ("Southern Pacific") and Donald L. Wilkerson ("Wilkerson"), as amended by that certain (i) Supplemental Agreement dated February 22, 1979 between Southern Pacific and Wilkerson, (ii) Supplemental Agreement dated July 16, 1984 between Southern Pacific and Plaza Investments, a Nevada general partnership, (iii) Memorandum Confirming Rent Adjustment dated January 1, 1989 between Southern Pacific and Plaza Investments, and (iv) Deed of Correction and Reformation and Boundary Line Adjustment Agreement dated January 26, 2000; between Union Pacific Railroad Company, G and S Investment Company, a Nevada limited partnership, and Scout Development Corporation, covering the land more fully described on Exhibit A, attached hereto and made a part hereof for all purposes, recorded in the official records of the Washoe County Recorder as instrument no. 2417486, and the Record of Survey referenced therein and recorded in the official records of the Washoe County Recorder as instrument no. 2417487; together with all buildings and other improvements thereon and hereafter placed thereon, and all fixtures, materials, equipment, apparatus, utility capacity and rights, furniture, furnishings and other property, real and personal, now or hereafter installed or used on the above-described property or the improvements thereon, including, but not limited to, all heating, lighting, refrigeration, plumbing, ventilating, incinerating, water-heating, cooking and air-conditioning equipment, fixtures and appurtenances, window screens, window shades, venetian blinds, awnings, drapes, rugs, and other floor coverings and shrubbery and other chattels and personal property used or furnished in connection with the operation, use and enjoyment of the above-described property and the improvements thereon, and all renewals, replacements and substitutions thereof and additions thereto, all of which said property and fixtures shall be deemed to be a part of and affixed to the above-described real property; all rents, revenues, income and profits arising from any part of the above-described property and the use thereof, including all rents, revenues, bonus money, royalties, rights and benefits accruing to Grantors under all present and future oil, gas and mineral leases on any part of the



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above-described property; and all the estate, right, title and interest of every nature whatsoever of the Grantors in and to all of the foregoing and every part and parcel thereof.

         TO HAVE AND TO HOLD the above-described property, together with all and singular the rights, privileges, hereditaments and appurtenances thereunto in anywise incident, appertaining or belonging (all of which are hereinafter called "Premises") unto Trustee, and his successors or substitutes forever; and Grantors hereby bind themselves, their heirs, successors, assigns and legal representatives, to warrant and forever defend title to said Premises unto Trustee, his successors and substitutes, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

         This conveyance is made in trust on the following trusts, terms and conditions, and for the purpose of securing and enforcing the payment of a certain promissory note (hereinafter called "Note") of even date herewith in the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,250,000.00) being payable in one hundred twenty (120) consecutive monthly installments commencing one (1) month from date thereof and bearing interest before and after maturity thereof as therein specified, containing certain accelerating, maturity and attorney's fee collection clauses, as specified therein, executed by Grantors and payable to the order of SCOUT DEVELOPMENT CORPORATION (hereinafter, together with any subsequent holder of the Note, called "Beneficiary") whose address is 1350 S. Boulder, Tulsa, Oklahoma 74119, in lawful money of the United Sates of America; all renewals, rearrangements, extensions and/or modifications of the Note; and all other sums of money which may be hereafter paid or advanced by or on behalf of Beneficiary under the terms and provisions of this Deed of Trust and Security Agreement and to Secure Performance, hereinafter called "Deed of Trust"; any additional loans made by Beneficiary to Grantors (it being contemplated that Beneficiary may lend additional sums to Grantors from time to time, but shall not be obligated to do so, and Grantors hereby agreeing that any such additional loans shall be secured by this Deed of Trust); and any and all other indebtedness, obligations and liabilities of any kind of the Grantors to Beneficiary, now or hereafter existing, absolute or contingent, joint and/or several, secured or unsecured, due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to Beneficiary of the Grantors as a member of any partnership, syndicate, association or other group, and whether incurred by the Grantors as principal, surety, endorser, guarantor, accommodation party or otherwise, and whether originally contracted with Beneficiary or acquired by Beneficiary pursuant to a loan participation agreement or otherwise; and for the purpose of securing and enforcing Grantors' compliance with all of the terms, conditions and covenants set forth in the Ground Lease, as amended, and in the "Assignment and Assumption of Ground Lease Agreement" of even date herewith between Beneficiary, as assignor, and Grantors, as assignee.

Grantors hereby expressly covenant and agree that:

         1. Grantors will pay the Note secured hereby in accordance with the terms and provisions thereof. Additionally, Grantors agree to comply with all of the terms, conditions and covenants set forth in the Ground Lease, as amended, and in the Assignment and Assumption of Ground Lease Agreement. Grantors' obligations to pay the Note and to comply with all of




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the terms, conditions and covenants set forth in the Ground Lease, as amended, and in the Assignment and Assumption of Ground Lease Agreement are all obligations secured by this Deed of Trust and are hereinafter collectively referred to as the "indebtedness".

         2. The execution of this Deed of Trust shall not impair or affect any other security which may be given to secure the payment of the indebtedness secured hereby, and all such additional security shall be considered as cumulative, any taking of additional security, execution of partial releases of the security or any extension of time of payment of the indebtedness secured hereby shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of any maker, surety or endorser for the payment of said indebtedness.

         3. Grantors will pay before same come due and before same become delinquent, all taxes, assessments and other charges imposed, levied or assessed against the Premises. Grantors shall furnish to Beneficiary paid tax receipts or other evidence satisfactory to Beneficiary on or before June 30 of each year with respect to taxes paid on the Premises for the previous year.

         4. Grantors will keep the Premises in good condition and repair and will not commit or permit any waste, impairment or deterioration of the same and generally will not do any act by which the value of the above-described Premises may become impaired. Neither shall any material improvements, fixtures, or personal property be altered, destroyed or removed from said Premises (unless replaced by improvements, fixtures or personal property of equal or greater value) without the written consent of Beneficiary.

         5. On default in the prompt payment of any sums of money secured by this Deed of Trust or upon Grantors' failure to comply with the terms, conditions and covenants set forth in the Ground Lease, as amended, or in the Assignment and Assumption of Ground Lease Agreement, or upon default in the performance of any of the obligations secured hereby, Beneficiary, or any Agent of Beneficiary, shall have the right, but not the obligation, to demand, collect, receive, sue for and recover in its own name all presently owing or future rents, revenues, and incomes and to apply the same to the payment of the indebtedness secured hereby, after first deducting therefrom all expenses of collection. On such default, Beneficiary shall also have the right to take possession of the Premises, remove all persons therefrom and rent the same for the account of Grantors, and employ such agents and attorneys as may be necessary with respect thereto. Likewise, on such default, Beneficiary shall be entitled to have a receiver appointed to take possession of the Premises and to collect all rents, income and revenues without notice to Grantors and without regard to the valuation of the Premises or the solvency or insolvency of Grantors or any other person liable for any part of the indebtedness secured hereby, and without prejudice to any other rights or remedies.

         6. If Grantors fail to pay prior to delinquency all taxes, assessments and other charges imposed, levied or assessed against said Premises or to maintain the insurance coverage, all as herein provided, Beneficiary may, at its option and without waiver of any other rights granted by this Deed of Trust for breach of the covenants contained herein, procure and pay for any such insurance coverage and pay any such taxes, assessments and other charges, including any sums that may be necessary to redeem the Premises from tax sale, without





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obligation to inquire into the validity of any such taxes, assessments, charges and tax sales, the receipts of the proper officers being conclusive evidence of the validity and amount thereof. All amounts so paid by Beneficiary shall immediately become due to Beneficiary, together with interest thereon from the first day of the calendar month in which such payments were made at the rate provided in the Note secured hereby, and all such amounts shall be added to and become a part of the indebtedness secured by this Deed of Trust.

         7. Grantors will promptly pay all bills for labor and materials incurred in connection with the Premises and shall never permit any lien, even inferior to the lien hereof, to be fixed against any part of the Premises for any such bill which is legally due and payable.

         8. Subject to the provisions of Paragraph 18 below, Beneficiary may deal with any subsequent owner or successors in interest of the Premises or any part thereof without notice to Grantors and without limiting or discharging the liability of Grantors under this Deed of Trust and the indebtedness secured hereby. Sale of the Premises, forbearance by Beneficiary, extensions of the time of payment of the indebtedness secured hereby or acceleration of the time for payment of the indebtedness secured hereby and the subsequent reinstatement of same, shall not operate to release, discharge, modify, change or affect the original liability of Grantors in whole or in part.

         9. Grantors expressly waive and renounce the benefit of all present and future laws providing for any appraisement before sale of any of the property covered by this Deed of Trust, commonly known as "appraisement laws", and all present and future laws extending in any manner the time for enforcement of collection of the indebtedness secured hereby, commonly known as "stay laws" and "redemption laws."

         10. If, subsequent to the execution and delivery of this Deed of Trust, it should be ascertained that there is a defect in the title of Grantors to the Premises, or that there is a lien of any nature whatsoever on any part of the Premises, even though inferior to the lien hereof, or if a homestead claim is asserted to any part of the Premises adverse to this trust, or if Grantors or any subsequent owner of the Premises or any guarantor of the indebtedness become insolvent or bankrupt, or a receiver be appointed for their property, or a petition for reorganization, arrangement, receivership, bankruptcy or related proceedings be filed by or against Grantors or any subsequent owner of the Premises, or any guarantor of the indebtedness, then in any such event any Beneficiary shall have the right to declare the indebtedness secured hereby at once due and payable without demand or notice, and the lien granted by this Deed of Trust may be foreclosed.

         11. (a) If the indebtedness secured hereby is fully paid in accordance with the terms and provisions of this instrument and the Note, and if the covenants and agreements contained herein are kept and performed, and if the terms, conditions and covenants set forth in the Ground Lease, as amended, and in the Assignment and Assumption of Ground Lease Agreement are fully performed, then this agreement shall become null and void and shall be released at the expense of Grantors; otherwise, the same shall remain in full force and effect. If the Note is paid and the terms, conditions and covenants set forth in the Ground Lease, as amended, and in the Assignment and Assumption of Ground Lease Agreement are not fully



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performed or if the Note is not paid and the terms, conditions and covenants set forth in the Ground Lease, as amended, and in the Assignment and Assumption of Ground Lease Agreement are fully performed, then this conveyance shall remain in full force and affect. If default is made in the payment of any part of the indebtedness secured hereby or in the performance of any of the covenants and agreements contained in this instrument or in the Note, or in the Ground Lease, as amended, or in the Assignment and Assumption of Ground Lease Agreement, or in any document executed in connection therewith, then the entire indebtedness secured hereby shall, at once or at any time thereafter while any part of said indebtedness remains unpaid, at the option of any Beneficiary, become due and payable without demand or notice (all rights to demand and notice being hereby expressly waived), and it shall thereupon be the duty of the above named Trustee, or his successor or substitute, as hereinafter provided, to enforce this trust at the request of any Beneficiary (which request shall be presumed) and to sell the Premises with or without first having taken possession of the same and in whole or in part, as the acting Trustee may elect (all rights to a marshalling of assets of Grantors being expressly waived hereby), as provided by Nevada law.

                  (b) If default is made in the payment of any part of the indebtedness secured hereby, or if default is made in the performance of any of the terms, conditions and covenants set forth in the Ground Lease, as amended, or in the Assignment and Assumption of Ground Lease Agreement, or in the performance of any of the covenants and agreements contained in this instrument or in the Note, any Beneficiary shall have the right and option to proceed with foreclosure in satisfaction of such item or items by directing the Trustee, or his successor or substitute as hereinafter provided, to proceed as if under a full foreclosure, conducting the sale as herein provided, and without declaring the whole debt due, and provided that if sale is made, shall not in any manner affect any other obligation or obligations secured hereby, but as to such other obligations this Deed of Trust and the liens created hereby shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph 11(b). It is further agreed that several sales may be made hereunder without exhausting the right of sale for any other breach of any of the obligations secured hereby; it being the purpose to provide for a foreclosure and sale of the Premises for any matured portion of the indebtedness secured hereby or other items provided for herein without exhausting the power to foreclose and to sell the Premises for any other part of the indebtedness secured hereby whether matured at the time or subsequently maturing.

                  (c) The proceeds from any such sale shall be applied by the acting Trustee as follows:

         FIRST: To the payment of all expenses of advertising, selling and conveying said Premises.

         SECOND: To the payment to Beneficiary of all unpaid indebtedness and accrued interest to the date of sale. Any abstract of title to the Premises furnished in connection with this Deed of Trust shall be delivered and become the property of the purchaser at said sale.

         THIRD: The balance, if any, shall be paid to Grantors.




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                  (d) The acting Trustee hereunder shall have the right to sell the Premises in whole or in part and in such parcels and order as he may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Premises have been legally sold. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary or the holder of any part of the indebtedness, such sale shall not exhaust the power of sale hereunder, and Beneficiary or such holder shall have the right to cause a subsequent sale or sales to be made by the Trustee or any successor or substitute trustee. Likewise, Beneficiary may become the purchaser at any such sale if it is the highest bidder, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the indebtedness owing, in lieu of cash payment. The purchaser or purchasers at foreclosure shall have the right to affirm or disaffirm any lease of said Premises.

                  (e) It shall not be necessary for the acting Trustee to have constructively in his possession any part of the real or personal property covered by this Deed of Trust, and the title and right of possession of said property shall pass to the purchaser or purchasers at such sale as fully as if the same had been actually present and delivered. Likewise, on foreclosure of this Deed of Trust whether by power of sale herein contained or otherwise, Grantors or any person claiming any part of the Premises by, through or under Grantors, shall not be entitled to a marshalling of assets or a sale in inverse order of alienation.

                  (f) The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any such sale shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed.

                  (g) Any sale under the powers granted by this Deed of Trust shall be a perpetual bar against Grantors, their heirs, successors, assigns and legal representatives.

         12. In the event of a foreclosure under the powers granted by this Deed of Trust, Grantors, and all other persons in possession of any part of the Premises, shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Premises; and if any such tenants refuse to surrender possession of the Premises upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Grantors expressly waive all damages sustained by reason thereof.

         13. In case of the death, inability, refusal or incapacity of the herein named Trustee to act, or at the option of any Beneficiary at any time and without cause or notice, a successor or substitute Trustee may be named, constituted and appointed. Successor or substitute trustees may be named, constituted and appointed without procuring the resignation of the former trustee and without other formality than the execution and acknowledgment by Beneficiary of a written instrument (which instrument, if Beneficiary is a corporation, shall be executed by the President or any Vice President and without the necessity of any action by the Board of Directors authorizing such appointment) appointing and designating such successor or substitute trustee, whereupon such successor or substitute trustee shall become vested with and


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succeed to all of the rights, titles, privileges, powers and duties of the
Trustee named herein. Such right of appointment of a substitute trustee shall exist as often and whenever for any of said causes the original or successor or substitute trustee cannot or will not act or has been removed as herein provided.

         14. This Deed of Trust, the Ground Lease, as amended, and the Assignment and Assumption of Ground Lease Agreement, have been executed and delivered in, and the Note has been issued in the State of Nevada, and each is to be construed in accordance with and governed by the laws of the State of Nevada and the laws of the United States of America, as applicable. In the event that any one or more of the provisions contained in this Deed of Trust shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust. Furthermore, it is the intention of Grantors and Beneficiary to conform strictly to applicable usury laws, as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of any applicable state and the laws of the United States of America), then notwithstanding anything to the contrary in the Note or any other evidence of the indebtedness, or any agreement entered into in connection with or as security for the indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under the indebtedness or under any of the other aforesaid agreements or otherwise in connection with the indebtedness shall under no circumstances exceed the maximum amount of interest permitted by applicable law, and any excess shall be credited on the indebtedness by the holder thereof (or, if the indebtedness shall have been paid in full, refunded to the Grantors); and (ii) in the event that the maturity of the indebtedness is accelerated by reason of an election of the holder thereof resulting from any event of default under this Deed of Trust or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount permitted by applicable law, and excess interest, if any, provided for in this Deed of Trust or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the indebtedness (or, if the indebtedness shall have been paid in full, refunded to the Grantors).

         15. This instrument shall be deemed to be and may be enforced from time to time as a Deed of Trust, Chattel Mortgage, Assignment, Contract, Security Agreement, Financing Statement, or Lien on Machinery Situated on Realty, and from time to time as any one or more thereof, and shall constitute a "fixture filing" for purposes of the Nevada Uniform Commercial Code.

         16. If the lien created by this Deed of Trust shall be invalid or unenforceable as to any part of the indebtedness secured hereby, the unsecured portion of said indebtedness shall be completely paid and liquidated prior to the payment and liquidation of the remaining and secured portion of said indebtedness, and all payments made on said indebtedness shall be considered to have been first paid on and applied to the complete payment and liquidation of that portion of the indebtedness which is not secured by the lien of this Deed of Trust.

         17. It is understood and agreed that the proceeds of the Note, to the extent that the same are utilized to take up any outstanding liens and charges against the Premises, or any


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portion thereof, have been advanced by Beneficiary at Grantors' request and upon Grantors' representation that such amounts are due and payable. Beneficiary shall be subrogated to any and all rights, superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens however remote regardless of whether said liens are acquired by assignment or are released by the holder thereof upon payment.

         18. Except as provided in Section 29 hereinafter, Grantors shall not sell, assign, mortgage or otherwise transfer or encumber their interest in the Premises without first obtaining the prior written consent of Beneficiary, which may be withheld in Beneficiary's absolute discretion. Beneficiary shall be under no obligation to consent to any requested sale, assignment, transfer, mortgage or encumbrance of Grantors' interest in the Premises. Without limiting the foregoing, if Beneficiary does grant such consent, it may make such conditions for the granting of that consent as it may in its sole discretion deem necessary, desirable or appropriate, including without limitation (i) requiring the payment to it of a transfer fee to cover the cost of documenting the transaction on its books, (ii) requiring the payment of all of its attorneys' fees in connection with such sale, assignment, transfer, mortgage or encumbrance, (iii) increasing the interest rate on the indebtedness, (iv) requiring the express assumption of payment of the indebtedness and of the obligations under this Deed of Trust and Security Agreement by the transferee of such interest in the Premises (with or without the release of Grantors from liability for such payment and obligations), (v) requiring the execution of assumption agreement, modification agreements, supplemental security documents and financing statements satisfactory in form and substance to Beneficiary,
(vi) requiring endorsements to any existing mortgage title insurance policies insuring its security interest in the Premises, and (vii) requiring additional security for the payment of the indebtedness. Grantors' failure to comply with this Paragraph 18 prior to consummating any such sale, assignment, transfer, mortgage or encumbrance shall constitute a default under the Note and breach of this Deed of Trust and Security Agreement, entitling Trustee and Beneficiary to avail themselves of all rights, powers, remedies and recourses allowed or permitted therein or herein.

         19. To further secure said indebtedness, Grantors hereby grant to Beneficiary a security interest in and to the Premises (and only the Premises) insofar as such Premises consists of equipment, inventory, fixtures, chattel paper, documents, instruments, accounts, contract rights, consumer goods, farm products, money, general intangibles, goods and any and all other personal property of any kind or character defined in and subject to the provisions of the Nevada Uniform Commercial Code, including the proceeds and products of and from any and all of such personal property. If any default occurs under the terms of the Note or this instrument, Beneficiary is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Nevada Uniform Commercial Code with reference to the personal property and fixtures in which Beneficiary has been granted a security interest herein, or the Trustee or Beneficiary may proceed as to both the real and personal property covered hereby in accordance with the rights, powers and remedies granted under this instrument in respect of the real property covered hereby. If Beneficiary should elect to proceed as to the real property, personal property and fixtures in accordance with Beneficiary's rights and remedies in respect to real property, then the following shall occur:



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                  (a) All of the real property and all of the personal property and fixtures may be foreclosed upon and sold by either private sale or judicial action, in the manner provided in this Deed of Trust, in one lot, or in separate lots consisting of any combination or combinations of real and personal property, as the Beneficiary may elect, in the sole discretion of Beneficiary.

                  (b) Grantors acknowledges and agrees that a disposition of the personal property and fixtures in accordance with Beneficiary's rights and remedies in respect to real property, as hereinabove provided, is a commercially reasonable disposition of the personal property and fixtures. Beneficiary may, in the sole discretion of Beneficiary, appoint Trustee as the agent of Beneficiary for the purpose of disposition of the personal property and fixtures in accordance with Beneficiary's rights and remedies in respect to real property. Grantors hereby authorizes Trustee to act accordingly.

                  (c) If the Beneficiary should elect to proceed as to the personal property and fixtures in accordance with Beneficiary's rights and remedies in respect to personal property, Beneficiary shall have all of the rights and remedies conferred upon a secured party by the Nevada Uniform Commercial Code.

         20. The covenants and agreements herein contained shall inure to the benefit of and be binding upon the respective heirs, successors, assigns, and legal representatives of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         21. Deleted

         22. Grantors shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, any applicable environmental, air quality, zoning, planning, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes or requirements applicable to the Premises; and, if Grantors fail to so keep and maintain the Premises, Beneficiary shall be afforded the environmental rights and remedies provided in the Nevada Revised Statutes Sections 40.501 et seg.

         23. Grantors will keep all improvements, if any, now on, or that hereafter may be put upon, the Premises, including buildings and fixtures and all personal property used in the operation of the Premises (other than any of such personal property owned by tenants), insured at all times through a standard extended coverage all risk policy, against loss or damaged by fire, lightning, and such other risks of damage, hazards, vandalism, malicious mischief, and all other perils customarily covered in a standard extended coverage all risk policy, in an amount not less than the full one hundred percent (100%) replacement cost of the Premises and all improvements including the cost of debris removal but in any event not less than the original principal balance of the Note. Grantors shall maintain comprehensive general public liability insurance in the form and amounts satisfactory to Beneficiary. Grantors shall also maintain, during the period in which any construction, alteration or improvements are being made to the Premises, contingent liability insurance covering any claim not covered by the general comprehensive insurance referred to above and also maintain worker's compensation insurance




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covering all employees engaged in making such construction alterations and improvements. Grantors shall also maintain, if applicable, Broad Form Builder's Risk, completed building non-reporting form insurance, Grantors shall maintain all insurance required herein, and other insurance required by Beneficiary, from time to time, in the manner and form specified by Beneficiary subject to the following terms and conditions:

                  (a) All policies of insurance required by this paragraph shall be issued by a company or companies and in amounts acceptable to, and in every respect satisfactory to, Beneficiary and shall contain a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without thirty (30) days prior written notice to Beneficiary and a provision that Beneficiary is the loss payee thereunder. All policies of liability insurance shall list Grantors and Beneficiary as named insureds. Grantors shall provide Beneficiary a Certificate to the effect that such coverage is in effect concurrently with the execution and delivery of this Deed of Trust. If Grantors fail to carry any insurance required to be carried by Grantors under the terms of this Deed of Trust, Beneficiary, at its option, may procure and maintain such insurance and Grantors will promptly reimburse Beneficiary for any premiums paid by Beneficiary for such insurance. The originals of all policies of insurance, except liability insurance, required to be carried under this Deed of Trust, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Beneficiary of such payment, shall be promptly delivered to Beneficiary upon Beneficiary's request.

                  (b) All policies of insurance required by this paragraph shall contain a noncontributory standard mortgagee clause in favor of Beneficiary and a waiver of insurer's right of subrogation against funds paid under the standard mortgagee endorsement. In case of a loss payable under such insurance for damage to or destruction of the Premises the right to adjust all claims under such insurance policies, and the application of the proceeds of any such claim, are assigned to Beneficiary.

                  (c) After a default hereunder and written notice from Beneficiary, Grantors shall pay to Beneficiary, at the same time payments are due under the indebtedness, an additional sum of money equal to 1/12th of the annual premium for fire, extended coverage insurance, and such other insurance as Beneficiary shall require hereunder, so that one month prior to the due date for the payment of the annual premium for such insurance, Beneficiary shall have sufficient funds to pay said premium. Said sums shall be held by Beneficiary free of claims, creditors, and without interest and, provided an event of default has not occurred hereunder, said sums so held by Beneficiary shall be used for the payment of insurance premiums. In the event of an event of default hereunder, Beneficiary may apply all monies held pursuant to this paragraph in the manner it, in the exercise of its sole discretion, determines.

                  (d) Beneficiary consents to Grantors providing any of the insurance required hereunder through blanket policies carried by Grantors and covering more than one location, Grantors shall furnish Beneficiary with a certificate of such policy for the Premises together with a certificate of insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date. Any such policies shall otherwise comply with the provisions of this Deed of Trust and shall allocate to the

Premises the coverage specified hereunder, which shall not be less than that which would have been afforded under a separate policy relating only to the Premises without possibility of reduction or coinsurance by reason of, or damage to, any other property named therein.

                  (e) Grantors shall give prompt written notice to Beneficiary of any casualty to all or any part of the Premises.

                  (i) If all of the Premises is damaged or destroyed or any part of the Premises is damaged or destroyed which amounts to damage in excess of One Hundred Thousand and no/100 Dollars ($100,000.00) and if Beneficiary in its sole discretion elects not to have Grantors replace, restore or rebuild the Premises, all proceeds of insurance shall be payable to Beneficiary, and the same (less costs, fees and expenses incurred by Beneficiary in the collection thereof, including, without limitation, adjuster's and attorney's fees and expenses to the extent permitted by law) shall be applied against all sums payable to Beneficiary under this Deed of Trust against accrued but unpaid interest under the indebtedness and against the principal balance of the Note, in such order as Beneficiary shall determine. Grantors hereby authorize and direct any affected insurance company to make payment of such proceeds directly to Beneficiary. Grantors shall pay directly to Beneficiary any deficiency between the insurance proceeds paid to Beneficiary and the total indebtedness owing from Grantors to Beneficiary, consisting of interest, principal and other costs and expenses recoverable by Beneficiary hereunder.

                  (ii) In all cases not described in the first sentence in the paragraph above, all insurance proceeds on account of any damage to or destruction of the Premises (less costs, fees and expenses incurred by Beneficiary in the collection thereof, including without limitation, adjuster's and attorney's fees and expenses to the extent permitted by law) shall be paid to Beneficiary to be applied as follows;

                  (1) Grantors shall furnish to Beneficiary evidence satisfactory to Beneficiary of the total cost of restoration, replacement or rebuilding of the Premises as nearly as possible to its value, condition, and character immediately prior to such damage or destruction (such restoration, replacement and rebuilding, together with any temporary repairs and property protection pending completion of the work, is hereafter referred to as "Restoration"). Beneficiary shall hold all insurance proceeds until Grantors deposit with Beneficiary the total amount of money ("Restoration Deposit") which, when added to the insurance proceeds on hand, less anticipated costs of collection and administration, is sufficient in Beneficiary's reasonable judgment to pay the cost of the Restoration; the total of such amounts is hereafter referred to as the "Net Damage Proceeds".

                  (2) After Beneficiary has received the Net Damage Proceeds, the Net Damage Proceeds shall, unless an event of default has occurred and is continuing, be paid to Grantors or as Grantors may direct, from time to time as Restoration progresses, to pay (or reimburse Grantors for) the cost of Restoration. Such payment shall be made only on the request of Grantors verified by Beneficiary or a construction expert chosen by Beneficiary and accompanied by such evidence as Beneficiary may reasonably request, consistent with standard construction lending practices, including without limitation, evidence (i) of satisfactory progress of completion of Restoration in accordance with plans approved by Beneficiary and applicable law, and (ii) that the Net Damage Proceeds remaining are sufficient to cover the cost of the remaining Restoration, (iii) of satisfactory affidavits, certificates, waivers and releases of lien, and (iv) that all work then performed to date, other than work for which payment is included within any then current request, has been paid in full, subject to any retention for which Net Damage Proceeds have not been disbursed. In addition, Beneficiary is hereby authorized and empowered to do all things provided to be done by a deed of trust beneficiary under applicable law and any present or future amendments or supplements thereto, for the protection of Beneficiary's interest in the Premises.

                  (3) In lieu of the cash Restoration Deposit, required above, Grantors may deposit with Beneficiary (i) an irrevocable letter of credit in the amount of the Restoration Deposit issued by a financial institution approved by Beneficiary and in form satisfactory to Beneficiary in its sole discretion or (ii) another form of cash equivalent in the amount of the Restoration Deposit in form satisfactory to Beneficiary in its sole discretion to secure Grantors' obligations with respect to Restoration of the Premises. In such case, at such time as the net Damage Proceeds held by Beneficiary equal or are less than fifty percent (50%) of the total cost of the Restoration as estimated by Beneficiary, upon receipt of written request therefor from Beneficiary, Grantors shall promptly deposit with Beneficiary cash in the amount of the Restoration Deposit (as then reasonably determined by Beneficiary with respect to the remaining Restoration) and the security therefor held by Beneficiary pursuant to this paragraph shall be promptly released.

                  (f) Notwithstanding the foregoing, in the event (i) of any claim or loss involving a single loss aggregating less than Fifty Thousand and no/100 Dollars ($50,000.00) or (ii) Restoration is completed in accordance with applicable law and Grantors submit to Beneficiary evidence satisfactory to Beneficiary of such completion and of payment of the cost thereof in full prior to date of disbursement of insurance proceeds, such proceed shall be paid to Grantors. Grantors may settle, adjust or compromise any claim or loss under any policy of insurance involving a single loss aggregating less than Fifty Thousand and no/100 Dollars ($50,000.00).

                  (g) Except to the extent that insurance proceeds are received by Beneficiary and applied to the indebtedness secured hereby, nothing herein contained shall excuse Grantors from repairing or maintaining the Premises as provided in this Deed of Trust or restoring all damage or destruction to the Premises, regardless of whether any such proceeds are sufficient in amount. The application or release by Beneficiary of insurance proceeds shall not cure or waive any event of default or notice of the same or invalidate any act done pursuant to such notice.

                           Notwithstanding anything contained in this Section
23 to the contrary, in the event of a conflict in the terms of this Section 23 and the terms of the Ground Lease, as amended, the terms of the Ground Lease, as amended, shall control and prevail.

     24. Should the Premises or any part thereof or any interest therein be taken or damaged by reason of exercise of the power of eminent domain (including inverse condemnation) or in any similar manner (collectively, "Condemnation"), or should Grantors receive any notice or other information regarding a Condemnation proceeding, Grantors shall give prompt written notice thereof to Beneficiary.

          (a) If as a result of any Condemnation, the entire Premises is taken, or if so much thereof is taken that in the reasonable judgement of Beneficiary the balance of the Premises cannot reasonably and profitably be operated, or if the Condemnation damage to the Premises is in excess of One Hundred Thousand and no/100 Dollars ($100,000.00) or if pursuant to the provisions of subparagraph
(f) of this section below, Grantors elect not to replace, restore or rebuild the Premises, Beneficiary shall be entitled to and shall receive the entire compensation, awards and other payments or relief therefore (collectively, "Condemnation Proceeds") which Grantors are entitled to receive pursuant to the Condemnation (less costs, fees and expenses incurred by Beneficiary in the collection thereof, including, without limitation, attorneys' fees and expenses, to the extent permitted by law) and such sum shall be applied against all sums payable to Beneficiary under this Deed of Trust against accrued but unpaid interest under the Note and against the principal balance of the indebtedness in such order as Beneficiary shall determine. Grantors hereby assign to Beneficiary all of Grantor's right, title and interest in and to all Condemnation Proceeds, including, without limitation, interest.

          (b) If paragraph (a) does not apply, then in the event of any Condemnation, all Condemnation Proceeds which Grantors are entitled to receive shall be delivered to Beneficiary.

          (c) Condemnation Proceeds received by Beneficiary pursuant to paragraph (b) (less costs, fees and expenses incurred by Beneficiary in the collection thereof, including without limitation, attorneys' fees and expenses, to the extent permitted by law) shall be applied as follows:

          (1) Grantors shall promptly furnish to Beneficiary evidence satisfactory to Beneficiary of the total cost of restoration, replacement or rebuilding of the remainder of the Premises as nearly as possible to its value, condition and character prior to such Condemnation (such restoration, replacement and rebuilding, together with any temporary repairs and property projections pending completion of the work, being herein called "Condemnation Restoration"). Beneficiary shall hold all Condemnation Proceeds until it receives from Grantors the total amount of money ("Condemnation Restoration Deposit") which, when added to the Condemnation Proceeds on hand, is sufficient to pay the cost of Condemnation Restoration; the total of such amounts is hereinafter referred to as the "Net Condemnation Proceeds."

          (2) After the conditions of subparagraph (1) have been complied with, the Net Condemnation Proceeds received on account of any Condemnation shall, unless an event of default has occurred and is continuing, be paid to Grantors or as Grantors may direct, from time to time as Condemnation Restoration progresses, to pay (or reimburse Grantors for) the cost of Condemnation Restoration. Such payment shall be made only upon request of Grantors verified by an agent or designee of Beneficiary accompanied by such evidence as Beneficiary may reasonably request, consistent with standard construction lending practice, including, without limitation, evidence (a) of satisfactory progress of completion of Condemnation Restoration in accordance with plans approved by Beneficiary and applicable law, (b) that the Net Condemnation Proceeds remaining are sufficient to cover the cost of the remaining Condemnation Restoration, (c) of satisfactory affidavits, certificates, waivers and releases of lien, and (d) that all work then performed to date, other than work for which payment is included within any then current request, has been paid for in full, subject to any retention for which Net Condemnation Proceeds have not been paid for in full, subject to any retention for which net Condemnation Proceeds have not been disbursed. In addition, Beneficiary is hereby authorized and empowered to do all things provided to be done by a deed of trust beneficiary under applicable law for the protection of Beneficiary's interest in the Premises against mechanics' liens and any similar liens.

          (3) In lieu of making the Condemnation Restoration Deposit, Grantors may deposit with Beneficiary (i) an irrevocable letter of credit in the amount of the Condemnation Restoration Deposit issued by a financial institution approved by Beneficiary and in form satisfactory to Beneficiary in its discretion or (ii) another form of cash equivalent in the amount of the Condemnation Restoration Deposit in form satisfactory to Beneficiary in its discretion, to secure Grantors' obligations with respect to Condemnation Restoration of the Premises and Grantors other obligations hereunder, under the indebtedness. In such case, at such time as the Net Condemnation Proceeds held by Beneficiary equal or are less than fifty percent (50%) of the total cost of the Condemnation Restoration as estimated by Beneficiary, upon receipt of written request therefor from Beneficiary, Grantors shall promptly deposit with Beneficiary cash in the amount of the Condemnation Restoration Deposit (as then reasonably determined by Beneficiary with respect to the remaining Condemnation Restoration) and the security therefor held by Beneficiary pursuant to this paragraph shall be promptly released.

          (d) Notwithstanding the foregoing, but subject to subparagraph (e) of this section below, in the event (1) of any Condemnation involving a single loss aggregating less than Fifty Thousand and no/100 Dollars ($50,000.00) or (2) Condemnation Restoration is completed in accordance with applicable law and Grantors submit to Beneficiary evidence satisfactory to Beneficiary and any agent or designee of Beneficiary of such completion and payment of the cost thereof in full prior to the date of disbursement of Condemnation Proceeds, such Condemnation Proceeds shall be paid to Grantors.

          (e) In the event any action is filed to condemn all or part of the Premises under the power of eminent domain, or any action is filed to acquire the temporary use of all or part of the Premises, or any such action is filed to acquire the temporary use of all part of the Premises, or any action is threatened, Beneficiary shall have the right to represent Beneficiary's interest in each proceeding, negotiation or settlement with respect to any taking or threatened taking and to make full proof of its claims. No agreement, settlement, conveyance or transfer to or with the condemning authority shall be made without the consent of Beneficiary, whether or not Beneficiary elects to participate in such proceeding, negotiation or settlement.

               Notwithstanding anything contained in this Section 24 to the contrary, in the event of a conflict in the terms of this Section 24 and the terms of the Ground Lease, as amended, the terms of the Ground Lease, as amended, shall control and prevail.

     25. Grantors shall notify Beneficiary promptly of the occurrence of any of the following:

          (a) a fire or other casualty causing damage to the Premises in excess of Twenty Thousand and no/100 Dollars ($20,000.00);

          (b) receipt of notice of condemnation of the Premises or any part thereof;

          (c) receipt of notice from any governmental authority relating to the structure, use or occupancy of the Premises;

          (d) receipt of any notice of alleged default from the holder of any lien or security interest in the Premises;

          (e) the commencement of any material litigation claiming damage in excess of $20,000.00 or more in excess of insurance coverage affecting the Premises; or

          (f) any material change in the occupancy of the Premises.

     All notices, demands and requests given or required to be given by either party hereto to the other party shall be in writing and shall be deemed to have been properly given if sent by U.S. registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service, addressed as follows:


To Grantors:                 Fitzgeralds Reno, Inc.
                             300 East Second Street, Suite 1500
                             Reno, Nevada 89501
                             Michael E. McPherson,
                             Senior Vice President and Chief Financial Officer

To Beneficiary:              Scout Development Corporation
                             1350 S. Boulder
                             Tulsa, OK 74119
                             Attention: Eric Grimshaw
or to such other address as Grantors or Beneficiary may from time to time designate by written notice.

     26. Grantors represent and warrant to Beneficiary that neither Grantors nor any other person has committed any act or omission, or has consented to any act or omission, with respect to the Premises, which would afford the federal government or any state or local government the right or remedy of forfeiture of all or any part of the Premises, any other collateral securing the Note or the indebtedness described herein, or any property (including, but not limited to, money paid) delivered to Beneficiary or any other party in performance of Grantors obligations arising in connection with the indebtedness, or any interest in or income, profits or proceeds of any of the property described in this sentence (hereinafter called the "Collateral"). Grantors agree not to engage in any act or permit any act or omission to exist which would afford the federal government or any state or local government the right or remedy of forfeiture of all or any part of the Collateral. Without limiting the generality of the preceding sentence, the filing of any charges or the commencement or threatened commencement of any proceeding against Grantors or any other person liable on the indebtedness, or against any of the Collateral or anyone having an interest in, or use or possession of any of the Collateral, which asserts or could afford the federal government or any state or local government the right or remedy to forfeit any of such Collateral, constitutes, at Beneficiary's election, an event of default under this Deed of Trust and all indebtedness described herein and secured hereby. Grantors shall protect, indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys fees and costs) directly or indirectly arising out of or attributable to any failure of the representations or breach of any agreement set forth in this paragraph.

     27. The aforesaid Note secured by this Deed of Trust is also secured by an Assignment of Rents and Leases of even date herewith executed by Maker to Payee covering the Leasehold Estate and improvements located thereon; Security Agreement of even date herewith executed by Maker as debtor and Payee as secured party covering the personal property located upon the Leasehold Estate; and Financing Statement executed by Maker as debtor naming Payee as secured party covering the personal property located upon the Leasehold Estate.

     28. To the extent not inconsistent with the express provisions of this Deed of Trust, the following covenants of Section 107.030 of the Nevada Revised Statutes are hereby adopted and made a part of this Deed of Trust: Covenant No. 3, Covenant No. 4 (interest, Maximum Rate under Note), Covenant No. 5, Covenant No. 6, Covenant No. 7 (attorneys' fees, reasonable), Covenant No. 8 and Covenant No. 9.

     29. After the $2,250,000.00 Promissory Note is paid, Grantors shall have the right to assign the Ground Lease, as amended, and to convey the Improvements thereon without constituting a default under this Deed of Trust under the following conditions:

     (a) If assignee's net worth is in excess of $15,000,000.00, provided assignee assumes in writing Grantors' obligations under the Ground Lease, as amended, and under the Assignment and Assumption of the Ground Lease Agreement,

                    Grantors may assign the Ground Lease, as amended, and convey the improvements located thereon, to assignee without obtaining Beneficiary's consent except as provided below and Beneficiary will not release Grantors from Grantors' obligations under the Ground Lease, as amended, and the Assignment and Assumption of Ground Lease Agreement.

               (b) If assignee's net worth is in excess of $75,000,000.00, provided assignee assumes in writing Grantors' obligations under the Ground Lease, as amended, and under the Assignment and Assumption of the Ground Lease Agreement, Grantors may assign the Ground Lease, as amended, and convey the improvements located thereon to assignee without obtaining Beneficiary's consent except as provided below and Beneficiary will release Grantors from Grantor's obligations under the Ground Lease, as amended, and the Assignment and Assumption of Ground Lease Agreement.

               (c) If assignee's net worth is less than $15,000,000.00, provided assignee assumes in writing Grantors' obligations under the Ground Lease, as amended, and under the Assignment and Assumption of the Ground Lease Agreement, Grantors may assign the Ground Lease, as amended, and convey the improvements located thereon to assignee provided that Grantors obtain Beneficiary's consent which consent shall not be unreasonably withheld. If Beneficiary consents to Grantors' assignment of the Ground Lease, as amended, and conveyance of the improvements located thereon, Beneficiary will not release Grantors from Grantor's obligations under the Ground Lease, as amended, and the Assignment and Assumption of Ground Lease Agreement.

               Prior to the affective date of any such assignment for the purpose of determining assignee's net worth, assignee will submit its most recent audited financial statement prepared by a duly certified public accountant in accordance with generally accept accounting principles consistently applied to Beneficiary for Beneficiary's review and approval. Beneficiary shall have thirty (30) days after the date the Beneficiary receives such financial statement to review the financial statement and provide written notice to Grantors of Beneficiary's approval or disapproval of such financial statement. In no event will the financial statement be more than one year old. Notwithstanding anything contained in this Section 29 to the contrary, the lien created by this Deed of Trust shall not be released except as otherwise provided herein.

               30. A foreclosure of the liens created by this Deed of Trust shall not cause the termination of the Ground Lease, as amended.

               31. Grantor agrees to furnish to Beneficiary the annual balance sheets and an income statement of Grantor prepared and certified by Grantor in accordance with generally accepted accounting principles consistently applied to Grantor within ninety (90) days after the close of each fiscal year of Grantor; provided, however, Grantor shall have no duty to furnish to Beneficiary the annual balance sheets and an income statement unless and until Beneficiary delivers to Grantor Beneficiary's notice thereof.

          EXECUTED this / 31st day of January 2000, effective the 1st day of February, 2000.

                                  FITZGERALDS RENO, INC.


                                  By: /s/ MICHAEL E. MCPHERSON
                                      ----------------------------------------
                                  Name: Michael E. McPherson
                                        --------------------------------------
                                  Title: Executive Vice President
                                         Chief Financial Officer
                                         -------------------------------------


STATE OF NEVADA    )
                   )
COUNTY OF WASHOE   )

     This instrument was executed before me on this the 31st day of January, 2000 by Michael E. McPherson, Executive Vice President and Chief Financial Officer of Fitzgeralds Reno, Inc., a Nevada corporation on behalf of said corporation.

                                        /s/ CAROLE EDWARDS
                                        ---------------------------------
                                        Notary Public, State of Nevada

                                        [NOTARY STAMP]

After Recording Return to:

John R. Jones
1301 McKinney, Suite 3550
Houston, Texas 77010

                                  EXHIBIT "A"

                                  DESCRIPTION



All that certain lot, piece or parcel of land situate in the County of Washoe, State of Nevada, described as follows:

PARCEL 1: (ADJUSTED PARCEL A)

A parcel of land situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, being all of "Adjusted Parcel A" as shown on the Record of Survey showing a boundary line adjustment for Union Pacific
Railroad Company, Scout Development Corporation, and G and S Investment Company, as recorded on January 26, 2000 in the official records of Washoe County, Nevada, File No. 2417487 and being further described as follows:

Beginning at the Northeast corner of Parcel A of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; thence S 13 degrees 48'25"E, 105.50 feet along the Easterly line of said Parcel A; thence S 76 degrees 10'00"W, 300.64 feet; thence N 13 degrees 47'50"W, 105.67 feet along the Westerly line of said Parcel to the Northwest corner of said Parcel A; thence N 76 degrees 11'59"E, 300.62 feet along the Northerly line of said Parcel A, to the Point of Beginning.

The above described parcel contains an area of approximately 31,743 sq. ft.

BASIS OF BEARINGS: Parcel Map No. 2461 for Southern Pacific Transportation Company, File No. 1422392 of the Official Records of Washoe County, Nevada.



PARCEL 2:(ADJUSTED PARCEL B)

A parcel consisting of air rights situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, being all of "Adjusted Parcel B" as shown on the Record of Survey showing a boundary line adjustment for Union Pacific Railroad Company, Scout Development Corporation, and G and S Investment Company, as recorded on January 26, 2000 in the official records of Washoe County, Nevada, File No. 2417487 and being further described as follows:

Parcel 2 Legal Continued

Beginning at a point on the Easterly line of Parcel A of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; from which the Northeast corner of said Parcel A bears N 13(degree)48'25"W, 105.50 feet said point of beginning having an elevation of 4522.50 feet; thence S 13(degree)48'25"E, 53.65 feet said point having an elevation of 4522.50 feet; thence S 76(degree)10'00"W, 300.65 feet said point having an elevation of 4525.1 feet; thence N 13(degree)47'50"W, 53.65 feet said point having an elevation of 4525.1 feet, thence N 76(degree)10'00"E, 300.64 feet to the Point of Beginning. Said surface shall be formed such that it maintains a constant slope between the elevations described for the four corners.

The above described land parcel (above which the air rights are situated) contains an area of approximately 16,130 sq. ft.

EXCEPTING THEREFROM a parcel of land situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, and being all that real property located below a surface which has vertices defined as follows:

Beginning at a point on the Easterly line of Parcel A of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; from which the Northeast corner of said Parcel A bears N 13(degree)48'25"W, 106.30 feet said point of beginning having an elevation of 4524.00 feet; thence S 13(degree)48'25"E, 52.05 feet said point having an elevation of 4524.00 feet; thence S 76(degree)10'00"W, 300.65 feet said point having an elevation of 4526.6 feet; thence N 13(degree)47'50"W, 52.05 feet said point having an elevation of 4526.6 feet, thence N 76(degree)10'00"E, 300.64 feet to the Point of Beginning. Said surface shall be formed such that it maintains a constant slope between the elevations described for the four corners.

BASIS OF BEARINGS: Parcel Map No. 2461 for Southern Pacific Transportation Company, File No. 1422392 of the Official Records of Washoe County, Nevada.

BASIS OF ELEVATIONS: City of Reno benchmark No. 96, a nail and washer located in the top of the curb at the Northeast corner of East Fourth Street and North Center Street, Elevation=4496.46 feet.

PARCEL 3: (ADJUSTED PARCEL C)

A parcel of land situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, being all of "Adjusted Parcel C" as shown on the Record of Survey showing a boundary line adjustment for Union Pacific Railroad Company, Scout Development Corporation, and G and S Investment Company, as recorded on January 26, 2000 in the official records of Washoe County, Nevada, File No. 2417487 and being further described as follows:

Beginning at the Southeast corner of Parcel C of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; thence
S 76(degree)10'00"W, 300.65 feet along the Southerly line of said Parcel C; thence N 13(degree)47'50"W, 20.82 feet; thence N 76(degree)10'00"E, 300.65 feet; thence S 13(degree)48'25"E, 20.82 feet to the Point of Beginning.

The above described parcel contains an area of approximately 6,260 sq. ft.

BASIS OF BEARINGS: Parcel Map No. 2461 for Southern Pacific Transportation Company, File No. 1422392 of the Official Records of Washoe County, Nevada.

PARCEL 4:

All buildings and improvements located on the real property described in Parcels 1 through 3 above.